SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material under § 240.14a-12

ALTO INGREDIENTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALTO INGREDIENTS, INC.
1300 South Second Street
Pekin, Illinois 61554

May 4, 2021

Dear Fellow Stockholder:

We cordially invite you to attend the 2021 annual meeting (“Annual Meeting”) of stockholders of Alto Ingredients, Inc., which will be held at 9:00 a.m., local time, on Thursday, June 17, 2021 at our offices at 400 Capitol Mall, Suite 2060, Sacramento, California 95814. All stockholders of record at the close of business on April 20, 2021 are entitled to vote at the Annual Meeting. The formal meeting notice and Proxy Statement are attached.

At this year’s Annual Meeting, stockholders will be asked to (i) elect seven directors; (ii) cast an advisory vote to approve our executive compensation; and (iii) ratify the appointment of RSM US LLP to serve as our independent registered public accounting firm for the year ending December 31, 2021.

In addition, stockholders will transact any other business that may properly come before the Annual Meeting. A report on the business operations of Alto Ingredients will also be presented at the meeting and stockholders will have an opportunity to ask questions.

We use the Internet as our primary means of furnishing proxy materials to our stockholders. Accordingly, most stockholders will not receive paper copies of our proxy materials. We will instead send each stockholder a notice with instructions for accessing the proxy materials and voting electronically over the Internet or by telephone. The notice also provides information on how stockholders may request paper copies of our proxy materials. We believe electronic delivery of our proxy materials and annual report will help us reduce the environmental impact and costs of printing and distributing paper copies and improve the speed and efficiency by which our stockholders can access these materials.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting and we urge you to vote as soon as possible. As an alternative to voting in person at the Annual Meeting, you may vote electronically over the Internet or by telephone, or if you receive a proxy card or voting instruction form in the mail, by mailing the completed proxy card or voting instruction form. Timely voting by any of these methods will ensure your representation at the Annual Meeting.

For admission to the Annual Meeting, each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of ownership of our capital stock as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership.

Please note we are actively monitoring developments with respect to the coronavirus (COVID-19) and the advice and guidance of public health officials, including guidelines on limits to the number of people permitted to congregate in one location. We are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold the Annual Meeting in person, we will announce any change in date, time or location of the meeting as promptly as practicable, which may include postponing or adjourning the Annual Meeting or holding the Annual Meeting by means of remote communication. We will make any announcement regarding a change to the date, location or format of the Annual Meeting by issuing a press release, by filing definitive additional materials with the Securities and Exchange Commission and by taking all other steps necessary to inform our stockholders of the change. Please monitor our website at www.altoingredients.com, news releases and our filings with the Securities and Exchange Commission for updated information. If you are planning to attend the Annual Meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

We look forward to seeing you June 17th.

Sincerely,

William L. Jones,
Chairman of the Board

ALTO INGREDIENTS, INC.

NOTICE OF THE 2021 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 17, 2021

__________________________

NOTICE IS HEREBY GIVEN that the 2021 annual meeting (“Annual Meeting”) of stockholders of Alto Ingredients, Inc., a Delaware corporation, will be held at 9:00 a.m., local time, on Thursday, June 17, 2021 at our offices at 400 Capitol Mall, Suite 2060, Sacramento, California 95814, for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

1.	To elect seven directors to serve on our Board of Directors until the next annual meeting of stockholders and/or until their successors are duly elected and qualified. The nominees for election are William L. Jones, Michael D. Kandris, Terry L. Stone, John L. Prince, Douglas L. Kieta, Gilbert E. Nathan and Dianne S. Nury.

2.	To cast a non-binding advisory vote to approve our executive compensation (“say-on-pay”).

3.	To ratify the appointment of RSM US LLP as our independent registered public accounting firm for the year ending December 31, 2021.

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

All stockholders of record at the close of business on April 20, 2021 are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof.

We cordially invite all stockholders to attend the Annual Meeting in person. Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. As an alternative to voting in person at the Annual Meeting, you can vote your shares electronically over the Internet, or if you receive a proxy card or voting instruction form in the mail, by mailing the completed proxy card or voting instruction form. For detailed information regarding voting instructions, please refer to the section entitled “How do I vote?” on page 4 of the Proxy Statement.

For admission to the Annual Meeting, each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of ownership of our capital stock as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership.

By Order of the Board of Directors,

William L. Jones,
Chairman of the Board

Pekin, Illinois

May 4, 2021

INTERNET AVAILABILITY OF PROXY MATERIALS

WE USE THE INTERNET AS OUR PRIMARY MEANS OF FURNISHING PROXY MATERIALS TO OUR STOCKHOLDERS. CONSEQUENTLY, MOST STOCKHOLDERS WILL NOT RECEIVE PAPER COPIES OF OUR PROXY MATERIALS. WE WILL INSTEAD SEND EACH STOCKHOLDER A NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS WITH INSTRUCTIONS FOR ACCESSING OVER THE INTERNET THE PROXY MATERIALS, INCLUDING OUR PROXY STATEMENT AND ANNUAL REPORT, AND VOTING ELECTRONICALLY OVER THE INTERNET. THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS ALSO PROVIDES INFORMATION ON HOW STOCKHOLDERS MAY OBTAIN PAPER COPIES OF OUR PROXY MATERIALS IF THEY SO CHOOSE. WE BELIEVE ELECTRONIC DELIVERY OF OUR PROXY MATERIALS AND ANNUAL REPORT WILL HELP ALTO INGREDIENTS REDUCE THE ENVIRONMENTAL IMPACT AND COSTS OF PRINTING AND DISTRIBUTING PAPER COPIES AND IMPROVE THE SPEED AND EFFICIENCY BY WHICH YOU CAN ACCESS THESE MATERIALS. IF YOU PREVIOUSLY ELECTED TO RECEIVE OUR PROXY MATERIALS ELECTRONICALLY, THESE MATERIALS WILL CONTINUE TO BE SENT VIA EMAIL UNLESS YOU CHANGE YOUR ELECTION.

ALTO INGREDIENTS, INC.

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

JUNE 17, 2021

__________________________

i

ALTO INGREDIENTS, INC.

1300 South Second Street

Pekin, Illinois 61554

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

Voting and Proxy

This Proxy Statement is being furnished in connection with the solicitation of proxies by our Board of Directors (“Board”) for use at the 2021 annual meeting (“Annual Meeting”) of stockholders to be held on Thursday, June 17, 2021, at 9:00 a.m., local time, at our offices at 400 Capitol Mall, Suite 2060, Sacramento, California 95814, and at any adjournment(s) or postponement(s) of the Annual Meeting. We are providing this Proxy Statement and the accompanying proxy card to our stockholders on or about May 4, 2021. Our stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

Please note that we are continuing to monitor the public health and safety concerns related to the coronavirus (COVID-19) and the various measures being implemented to reduce its spread. If we determine it is advisable not to hold the Annual Meeting in person, we may decide to change the date, time or location of the meeting, including to hold it “virtually”. If we do make such a change, we will promptly provide public notice in a manner compliant with applicable Securities and Exchange Commission guidance.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY

OF PROXY MATERIALS FOR THE 2021 ANNUAL MEETING

OF STOCKHOLDERS TO BE HELD JUNE 17, 2021

This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2020 are available at the website address at http://proxyvote.com. You will need your control number located in our Notice of Internet Availability of Proxy Materials sent to you to access the proxy materials. Your control number is also located in your proxy card and your voting instruction form. You are encouraged to access and review all of the important information contained in the proxy materials before voting. The Annual Report is not to be regarded as proxy soliciting material or as a communication through which any solicitation of proxies is made.

What items will be voted on at the Annual Meeting?

Stockholders will vote on three items at the Annual Meeting:

Proposal 1	–	Election to our Board of the seven nominees named in this Proxy Statement;

Proposal 2	–	A non-binding advisory vote to approve our executive compensation (“say-on-pay”); and

Proposal 3	–	Ratification of the appointment of RSM US LLP as our independent registered public accounting firm for 2021.

What are the Board’s Voting Recommendations?

The Board recommends that you vote your shares as follows:

Proposal 1	–	“FOR” each of the nominees to our Board;

Proposal 2	–	“FOR” the approval of our executive compensation (“say-on-pay”); and

Proposal 3	–	“FOR” the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for 2021.

Who is entitled to vote?

To be able to vote, you must have been a stockholder on April 20, 2021, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the record date, 72,707,703 shares of our voting common stock, par value $0.001 per share (“common stock”), and 926,942 shares of our Series B Cumulative Convertible Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”), were issued and outstanding.

As of the record date, 896 shares of our non-voting common stock, par value $0.001 per share (“Non-Voting Common Stock”), were also issued and outstanding. Holders of our Non-Voting Common Stock are entitled to notice of and to attend the Annual Meeting but are not entitled to vote on any matters in respect of their shares of Non-Voting Common Stock.

How many votes do I have?

Holders of common stock and Series B Preferred Stock will vote at the Annual Meeting as a single class on all matters. Each holder of common stock is entitled to one vote per share held, and each holder of Series B Preferred Stock is entitled to approximately 0.03 votes per share held. As a result, a total of 72,734,184 votes may be cast at the Annual Meeting, of which holders of common stock will be entitled to cast 72,707,703 votes and holders of Series B Preferred Stock will be entitled to cast 26,481 votes.

What is a quorum?

For business to be conducted at the Annual Meeting, a quorum must be present. The presence at the Annual Meeting, either in person or by proxy, of holders of shares of outstanding common stock and Series B Preferred Stock entitled to vote and representing at least a majority of our outstanding voting power will constitute a quorum for the transaction of business. Accordingly, shares representing 36,367,093 votes must be present in person or by proxy at the Annual Meeting to constitute a quorum.

Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present for the transaction of business.

If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

What are abstentions and broker non-votes?

An “abstention” is the voluntary act of not voting by a stockholder who is present at a meeting in person or by proxy and entitled to vote. “Broker non-votes” refers to shares held by a brokerage firm or other nominee (for the benefit of its client) that are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary authority to vote on that proposal.

If you are a beneficial owner whose shares are held in street name and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on routine matters. We believe that Proposal Three is routine and may be voted on by your broker if you do not submit voting instructions. However, pursuant to the rules of The Nasdaq Stock Market (“Nasdaq”), brokers do not have the discretion to vote their clients’ shares on non-routine matters, unless the broker receives voting instructions from the beneficial owner. Proposals One and Two are considered non-routine matters. Consequently, if your shares are held in street name, you must provide your broker with instructions on how to vote your shares in order for your shares to be voted on Proposals One and Two.

What are the general effects of abstentions and broker non-votes?

Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion as permitted under Nasdaq’s listing rules. For purposes of the Annual Meeting, brokers or nominees are permitted to vote their clients’ proxies in their own discretion as to the ratification of the appointment of our independent registered public accounting firm if the clients have not furnished voting instructions within ten days of the meeting. Certain proposals other than the ratification of the appointment of the independent registered public accounting firm, such as the election of directors, are “non-discretionary” and brokers or nominees who have received no instructions from their clients do not have discretion to vote on those items. Abstentions and broker non-votes will not be counted as a vote “for” or “against” any matter, though in certain cases abstentions will have the same effect as votes against a matter as they will be counted toward the tabulation of votes present or represented on the matter. Broker non-votes will not be counted as shares entitled to vote and accordingly will not affect the outcome with respect to any matter to be voted on at the Annual Meeting.

Please note that brokers may not vote your shares on the election of directors or other non-routine matters in the absence of your specific instructions as to how to vote, thus we strongly encourage you to provide instructions to your broker regarding the voting of your shares you hold in “street name” or through a broker or other nominee.

What vote is required to approve each proposal?

Proposal One

The seven nominees receiving the highest number of affirmative votes of the outstanding shares of common stock and Series B Preferred Stock, voting together as a single class, present at the Annual Meeting in person or represented by proxy and entitled to vote, will be elected as directors to serve until the next annual meeting of stockholders and/or until their successors are duly elected and qualified. Abstentions will have no effect on the outcome of the election of nominees for director. Should any nominee(s) become unavailable to serve before the Annual Meeting, the proxies will be voted by the proxy holders for such other person(s) as may be designated by our Board or for such lesser number of nominees as may be prescribed by the Board. Votes cast for the election of any nominee who has become unavailable will be disregarded.

Proposal Two

Under Proposal Two, our stockholders will have an advisory vote on executive compensation as described in this Proxy Statement (commonly referred to as “say-on-pay”). The votes under Proposal Two are, however, only advisory in nature, and the outcome of stockholder votes on Proposal Two will not be binding upon us, or our Compensation Committee or full Board. However, our Compensation Committee and our full Board will consider the results of the votes when making future decisions regarding our executive compensation policies and practices and in determining the frequency of future say-on-pay votes.

Proposal Three

The affirmative vote of a majority of the votes of the shares of our common stock and Series B Preferred Stock, voting together as a single class, present at the Annual Meeting in person or represented by proxy and entitled to vote, is required for approval of Proposal Three. Abstentions will be counted toward the tabulation of votes present or represented on this proposal and will have the same effect as votes against Proposal Three.

How do I vote?

If you are a “registered holder,” that is, your shares are registered in your own name through our transfer agent, and you are viewing this proxy over the Internet you may vote electronically over the Internet. For those stockholders who receive a paper proxy in the mail, you may also vote electronically over the Internet or by telephone, or by completing and mailing the proxy card provided. The website identified in our Notice of Internet Availability of Proxy Materials provides specific instructions on how to vote electronically over the Internet. Those stockholders who receive a paper proxy by mail, and who elect to vote by mail, should complete and return the mailed proxy card in the prepaid and addressed envelope that was enclosed with the proxy materials.

If your shares are held in “street name,” that is, your shares are held in the name of a brokerage firm, bank or other nominee, you will receive instructions from your record holder that must be followed for your record holder to vote your shares per your instructions. Your broker will send you a Notice of Internet Availability of Proxy Materials which contains instructions on how to access the website to vote your shares electronically over the Internet or by telephone. If, however, you have elected to receive paper copies of our proxy materials from your brokerage firm, bank or other nominee, you will receive an enclosed voting instruction form. Please complete and return the enclosed voting instruction form in the addressed, postage paid envelope provided.

Stockholders who have previously elected to access our proxy materials and annual report electronically over the Internet will continue to receive an email, referred to in this Proxy Statement as an email notice, with information on how to access the proxy information and voting instructions.

Only proxy cards and voting instruction forms that have been signed, dated and timely returned, and only shares that have been timely voted electronically or by telephone will be counted in the quorum and voted. The Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time, Wednesday, June 16, 2021 for shares held directly and at 11:59 p.m. Eastern Time, Tuesday, June 15, 2021 for shares held in a plan.

Stockholders who vote over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers. You may also vote your shares in person at the Annual Meeting. If you are a registered holder, you may request a ballot at the Annual Meeting. If your shares are held in street name and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from the record holder (e.g., your broker) and bring it with you to the Annual Meeting. We recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

What if I receive more than one Notice of Internet Availability of Proxy Materials, email notice, proxy card or voting instruction form?

If you receive more than one Notice of Internet Availability of Proxy Materials, email notice, proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please vote your shares held in each account to ensure that all of your shares will be voted.

Who will count the votes and how will my vote(s) be counted?

All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

If your proxy is properly submitted, the shares represented thereby will be voted at the Annual Meeting in accordance with your instructions. If you are a registered holder and you do not specify how the shares represented thereby are to be voted, your shares will be voted “FOR” the election of each of the seven nominees to our Board listed in the proxy, “FOR” the approval of each of Proposals Two and Three, and in the discretion of the proxy holder(s) as to any other matters that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) of the Annual Meeting, as well as any procedural matters. If your shares are held in street name and you do not specify how the shares represented thereby are to be voted, your broker may exercise its discretionary authority to vote on Proposal Three.

Can I change my vote after I have voted?

If your shares are registered in your name, you may revoke or change your vote at any time before the Annual Meeting by voting again electronically over the Internet or telephone, or by filing a notice of revocation or another proxy card with a later date with our Secretary at Alto Ingredients, Inc., 1300 South Second Street, Pekin, Illinois 61554. If you are a registered stockholder and attend the Annual Meeting and vote by ballot, any proxy that you submitted previously to vote the same shares will be revoked automatically and only your vote at the Annual Meeting will be counted. If your shares are held in street name, you should contact the record holder to obtain instructions if you wish to revoke or change your vote before the Annual Meeting. Please note that if your shares are held in street name, your vote in person at the Annual Meeting will not be effective unless you have obtained and present a proxy issued in your name from the record holder.

Who will bear the cost of soliciting proxies?

We will bear the entire cost of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling, printing and mailing the Notice of Internet Availability of Proxy Materials, this Proxy Statement, the proxy card and any additional solicitation materials furnished to our stockholders. Copies of solicitation materials will be furnished to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to the beneficial owners. We may reimburse such persons for their reasonable expenses in forwarding solicitation materials to beneficial owners. The original solicitation of proxies may be supplemented by solicitation by personal contact, telephone, facsimile, email or any other means by our directors, officers or employees, and we will reimburse any reasonable expenses incurred for that purpose. No additional compensation will be paid to those individuals for any such services.

The matters to be considered and acted upon at the Annual Meeting are referred to in the preceding notice and are discussed below more fully.

Proposal One

Election of Directors

Our bylaws provide for seven directors unless otherwise changed by resolution of our Board. Directors are elected annually and hold office until the next annual meeting of stockholders and/or until their respective successors are duly elected and qualified. Stockholders who desire to nominate any person for election to our Board must comply with our bylaws, including our advance-notice bylaw provisions relating to the nomination of persons for election to our Board. See “Information about our Board of Directors, Board Committees and Related Matters—Board Committees and Meetings, Nominating and Corporate Governance Committee” below. It is intended that the proxies solicited by our Board will be voted “FOR” election of the following seven nominees unless a contrary instruction is made on the proxy: William L. Jones, Michael D. Kandris, Terry L. Stone, John L. Prince, Douglas L. Kieta, Gilbert E. Nathan and Dianne S. Nury. If, for any reason, one or more of the nominees is unavailable as a candidate for director, an event that is not expected, the person named in the proxy will vote for another candidate or candidates nominated by our Nominating and Corporate Governance Committee. However, under no circumstances may a proxy be voted in favor of a greater number of persons than the number of nominees named above. All of the nominees for director are present directors of Alto Ingredients. All of the nominees have been nominated by our Nominating and Corporate Governance Committee and ratified by our full Board.

Required Vote of Stockholders

The seven nominees receiving the highest number of affirmative votes of the outstanding shares of our common stock and Series B Preferred Stock, voting together as a single class, present at the Annual Meeting in person or by proxy and entitled to vote, will be elected as directors to serve until the next annual meeting of stockholders and/or until their successors are duly elected and qualified. Votes against a candidate, abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present for this proposal, but will not be included in the vote totals for this proposal and, therefore, will have no effect on the vote.

Majority Voting Guidelines

We have adopted corporate governance guidelines that implement a majority voting standard for uncontested elections of directors—that is, an election where the only nominees are those recommended by the Board. Notwithstanding that a nominee may be within the group of seven nominees receiving the highest number of affirmative votes, as determined above, if an incumbent nominee for director in an uncontested election receives a greater number of votes against his or her election than votes in favor of his or her election (a “Majority Against Vote”), our corporate governance guidelines require that the nominee promptly tender his or her resignation following certification of the vote. Our Nominating and Corporate Governance Committee will promptly consider the tendered resignation and recommend to the full Board whether to accept the tendered resignation or take other action, such as rejecting the tendered resignation and addressing the apparent underlying causes of the Majority Against Vote.

In making this recommendation, our Nominating and Corporate Governance Committee will consider all factors deemed relevant, including the underlying ascertainable reasons why stockholders voted against the director, the length of service and qualifications of the director, the director’s contributions to Alto Ingredients, whether by accepting the resignation we will no longer be in compliance with any applicable law, rule, regulation or governing document, and whether or not accepting the resignation is in the best interests of Alto Ingredients and our stockholders. Any director who tenders his or her resignation under these guidelines is not to participate in the Nominating and Corporate Governance Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation. We will promptly and publicly disclose the Board’s decision and process in a report filed with or furnished to the Securities and Exchange Commission.

Recommendation of the Board of Directors

OUR BOARD unanimously recommends a vote “FOR” the election of EACH OF the seven director nominees listed above.

Information About Our Board of Directors,
Board Committees and Related Matters

Directors and Director Nominees

The following table sets forth certain information regarding our directors and director nominees as of April 20, 2021:

Name	Age	Position(s) Held
William L. Jones(1)	71	Chairman of the Board, Director and Director Nominee
Michael D. Kandris	73	Chief Executive Officer, President, Chief Operating Officer, Director and Director Nominee
Terry L. Stone(2)	71	Director and Director Nominee
John L. Prince(3)	78	Director and Director Nominee
Douglas L. Kieta(4)	78	Director and Director Nominee
Gilbert E. Nathan(5)	41	Director and Director Nominee
Dianne S. Nury(6)	61	Director and Director Nominee

(1)	Member of the Audit and Nominating and Corporate Governance Committees.
(2)	Member of the Audit and Compensation Committees.
(3)	Member of the Audit, Compensation and Nominating and Corporate Governance Committees.
(4)	Member of the Nominating and Corporate Governance Committee.
(5)	Member of the Compensation and Nominating and Corporate Governance Committees.
(6)	Member of the Audit and Compensation Committees.

Experience and Background

The biographies below describe the skills, qualities, attributes and business experience of each of our directors, including the capacities in which they served during the past five years:

William L. Jones has served as Chairman of the Board and as a director since March 2005. Mr. Jones is a co-founder of Pacific Ethanol California, Inc., or PEI California, which is one of our predecessors, and served as Chairman of the Board of PEI California since its formation in January 2003 through March 2004, when he stepped off the board of directors of PEI California to focus on his candidacy for one of California’s United States Senate seats. Mr. Jones was California’s Secretary of State from 1995 to 2003. Since May 2002, Mr. Jones has also been the owner of Tri-J Land & Cattle, a diversified farming and cattle company in Fresno County, California. Mr. Jones has a B.A. degree in Agribusiness and Plant Sciences from California State University, Fresno.

Mr. Jones’s qualifications to serve on our Board include:

•	co-founder of PEI California;

•	knowledge gained through his extensive work as our Chairman since our inception in 2005;

•	extensive knowledge of and experience in the agricultural and feed industries, as well as a deep understanding of operations in political environments; and

•	background as an owner of a farming company in California, and his previous role in the California state government.

Michael D. Kandris has served as a director since June 2008 and as our Chief Operating Officer since January 6, 2013. Mr. Kandris was appointed as our Co-Chief Executive Officer and Co-President in May 2020 and became our sole Chief Executive Officer and President in September 2020. Mr. Kandris served as an independent contractor with supervisory responsibility for plant operations, under the direction of our Chief Executive Officer, from January 1, 2012 to January 5, 2013. Mr. Kandris was President of the Western Division of Ruan Transportation Management Systems from November 2008 until his retirement in September 2009. From January 2000 to November 2008, Mr. Kandris served as President and Chief Operating Officer of Ruan Transportation Management Systems, where he had overall responsibility for all operations, finance and administrative functions. Mr. Kandris has 30 years of experience in all modes of transportation and logistics. Mr. Kandris served on the Executive Committee of the American Trucking Association and as a board member for the National Tank Truck Organization until his retirement from Ruan Transportation Management Systems in September 2009. Mr. Kandris has a B.S. degree in Business from California State University, Hayward.

Mr. Kandris’s qualifications to serve on our Board include:

•	extensive experience in various executive leadership positions;

•	extensive experience in rail and truck transportation and logistics; and

•	day-to-day leadership experience affords a deep understanding of business operations, challenges and opportunities.

Terry L. Stone has served as a director since March 2005. Mr. Stone is a Certified Public Accountant with over forty years of experience in accounting and taxation. He has been the owner of his own accountancy firm since 1990 and has provided accounting and taxation services to a wide range of industries, including agriculture, manufacturing, retail, equipment leasing, professionals and not-for-profit organizations. Mr. Stone has served as a part-time instructor at California State University, Fresno, teaching classes in taxation, auditing and financial and management accounting. Mr. Stone is also a financial advisor and franchisee of Ameriprise Financial Services, LLC. Mr. Stone has a B.S. degree in Accounting from California State University, Fresno.

Mr. Stone’s qualifications to serve on our Board include:

•	extensive experience with financial accounting and tax matters;

•	recognized expertise as an instructor of taxation, auditing and financial and management accounting;

•	“audit committee financial expert,” as defined by the Securities and Exchange Commission;

•	satisfies the “financial sophistication” requirements of Nasdaq’s listing standards; and

•	ability to communicate and encourage discussion, together with his experience as a senior independent director of all Board committees on which he serves make him an effective chairman of our Audit Committee.

John L. Prince has served as a director since July 2005. Mr. Prince is retired but also works as a consultant. Mr. Prince was an Executive Vice President with Land O’ Lakes, Inc. from July 1998 until his retirement in 2004. Prior to that time, Mr. Prince was President and Chief Executive Officer of Dairyman’s Cooperative Creamery Association located in Tulare, California, until its merger with Land O’ Lakes, Inc. in July 1998. Land O’ Lakes, Inc. is a farmer-owned, national branded organization based in Minnesota with annual sales in excess of $6 billion and membership and operations in over 30 states. Prior to joining the Dairyman’s Cooperative Creamery Association, Mr. Prince was President and Chief Executive Officer for nine years until 1994, and was Operations Manager for the preceding ten years commencing in 1975, of the Alto Dairy Cooperative in Waupun, Wisconsin. Mr. Prince has a B.A. degree in Business Administration from the University of Northern Iowa.

Mr. Prince’s qualifications to serve on our Board include:

•	extensive experience in various executive leadership positions;

•	day-to-day leadership experience affords a deep understanding of business operations, challenges and opportunities; and

•	ability to communicate and encourage discussion helps Mr. Prince discharge his duties effectively as chairman of our Nominating and Corporate Governance Committee.

Douglas L. Kieta has served as a director since April 2006. Mr. Kieta is currently retired but also works as a consultant through Century West Projects, Inc., of which he is the President and an owner, providing project and construction management services. Prior to retirement in January 2009, Mr. Kieta was employed by BE&K, Inc., a large engineering and construction company headquartered in Birmingham, Alabama, where he served as the Vice President of Power from May 2006 to January 2009. From April 1999 to April 2006, Mr. Kieta was employed at Calpine Corporation where he was the Senior Vice President of Construction and Engineering. Calpine Corporation is a major North American power company which leases and operates integrated systems of fuel-efficient natural gas-fired and renewable geothermal power plants and delivers clean, reliable and fuel-efficient electricity to customers and communities in 21 states and three Canadian provinces. Mr. Kieta has a B.S. degree in Civil Engineering from Clarkson University and a Master’s degree in Civil Engineering from Cornell University.

Mr. Kieta’s qualifications to serve on our Board include:

•	extensive experience in various leadership positions;

•	day-to-day leadership experience affords a deep understanding of business operations, challenges and opportunities; and

•	service with Calpine affords a deep understanding of large-scale construction and engineering projects as well as plant operations, which is particularly relevant to our alcohol production facility operations.

Gilbert E. Nathan has served as a director since November 2019 and, prior to formally joining our Board as a director, served as an advisor to our Board since November 2015. Mr. Nathan is the Managing Member of Jackson Square Advisors LLC, which he founded in 2015. He serves on the Board of Directors of Ready Capital Corporation, a public company, and also serves as the Chief Executive Officer of Keycon Power Holdings LLC, a position he has held since November 2018, and as a liquidating trust board member of Hercules Offshore Liquidating Trust. He previously served on the boards of directors of Owens Realty Mortgage, Inc. and Emergent Capital, Inc. From 2013 to 2015, Mr. Nathan was a Senior Analyst with Candlewood Investment Group, an investment firm with significant debt and equity investments in the ethanol industry. From 2002 to 2012, Mr. Nathan was a Principal at Restoration Capital Management, an investment firm focused on distressed investments, event driven situations, and high-yield debt. Mr. Nathan has a B.S. degree in Management, Major in Finance from the A. B. Freeman School of Business at Tulane University.

Mr. Nathan’s qualifications to serve on our Board include:

•	experience in research, financial analysis and trading in debt and equity investments;

•	experience in energy-related investments, including oil and gas exploration and production; renewable energy; power; and oil field services;

•	experience in fiduciary roles, including service on boards of directors and special committees of public companies, and as a trustee;

•	would qualify as an “audit committee financial expert,” as defined by the Securities and Exchange Commission; and

•	satisfies the “financial sophistication” requirements of Nasdaq’s listing standards.

Dianne S. Nury has served as a director since November 2019 and, prior to formally joining our Board as a director, served as an advisor to our Board since August 2018. Ms. Nury has served since 1990 as President and Chief Executive Officer of Vie-Del Company, a family-owned winery, distillery and fruit juice processor manufacturing liquid ingredients for spirits, wine, food and beverage companies. Ms. Nury serves on the Board of Directors and is a former Chairman of the Board of the Wine Institute, the largest advocacy and public policy association for California wine. Ms. Nury is a member of the Juice Products Association, the national trade association representing the fruit and juice products industry, and formerly served as Chairman of its Board of Directors. She is a member of the Board of Directors of the Agricultural Foundation for California State University at Fresno, where she serves as the Vice Chairman of the Viticulture and Enology Industry Advisory Board. Ms. Nury previously served on the USDA Fruit and Vegetable Industry Advisory Committee. Ms. Nury is a Board Member of the Foundation for Clovis Schools, Clovis, California, and previously served on the Board of Trustees of the Saint Agnes Medical Center, Fresno, California. Ms. Nury has a B.S. degree in Business from California State University at Fresno.

Ms. Nury’s qualifications to serve on our Board include:

•	experience in an executive management role as a chief executive officer;

•	experience in alcohol, beverage and food ingredient industries;

•	experience on boards of alcohol and food products industry associations; and

•	her membership on our Board furthers our goal of increasing Board diversity.

Family Relationships

There are no family relationships among our directors or director nominees.

Corporate Governance

Corporate Governance Guidelines

Our Board believes that good corporate governance is paramount to ensure that Alto Ingredients is managed for the long-term benefit of our stockholders. Our Board has adopted corporate governance guidelines that guide its actions with respect to, among other things, the composition of the Board and its decision-making processes, Board meetings and involvement of management, the Board’s standing committees and procedures for appointing members of the committees, and its performance evaluation of our Chief Executive Officer.

Our Board has adopted a Code of Ethics that applies to all of our directors, officers, employees and consultants and an additional Code of Ethics that applies to our Chief Executive Officer and senior financial officers. The Codes of Ethics, as applied to our principal executive officer, principal financial officer and principal accounting officer constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and is our “code of conduct” within the meaning of Nasdaq’s listing standards. Our Codes of Ethics are available on our website at http://www.altoingredients.com/governance. Information on our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the Securities and Exchange Commission.

Board Leadership Structure

Our Chairman of the Board is William L. Jones, who is a non-employee director. Our Chief Executive Officer is Michael D. Kandris. Mr. Jones has served as our Chairman of the Board since our inception in 2005. Mr. Kandris has served as our sole Chief Executive Officer since September 2020 and prior to that time served as our Co-Chief Executive Officer beginning in May 2020. Although we do not have a policy mandating the separation of the roles of Chairman and Chief Executive Officer, our Board, under our corporate governance guidelines, reserves the right to determine the appropriate leadership structure for our Board on a case-by-case basis. Our Board believes this separation remains appropriate as it allows our Chief Executive Officer to focus on the day-to-day business matters, while the Chairman focuses on leading the Board in its responsibilities of acting in the best interests of Alto Ingredients and our stockholders. Under our corporate governance guidelines, our Board will appoint a lead independent director, nominated by our independent directors, whenever the offices of Chairman and Chief Executive Officer are held by the same individual, and at other times if requested by our independent directors.

Our Chairman of the Board is responsible for managing the business of the Board, including setting the Board agenda (with Board and management input), facilitating communication among directors, presiding at meetings of the Board and stockholders, sitting as chair at executive sessions at each regularly scheduled Board meeting, and providing support and counsel to the Chief Executive Officer. Our lead independent director, if separately appointed, and who is currently John L. Prince, is responsible for coordinating the activities of the independent directors and performing such other duties as the Board may determine. We believe that this Board leadership structure is appropriate in maximizing the effectiveness of our Board oversight and in providing perspective to our business that is independent from management.

Risk Oversight

Our Board has an active role, as a whole and also at the committee level, in overseeing the management, including the identification, assessment and mitigation, of Alto Ingredients’ risks. Our Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each of these areas, and assesses options for risk mitigation. Certain Board committees oversee various categories of risks based on the committee’s scope of duties, but our entire Board stays informed such as with respect to strategic, competitive, economic, operational, financial, legal, compliance, regulatory and compensatory risks. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our Audit Committee oversees management of financial risks, including compliance matters, tax matters and internal controls. Our Nominating and Corporate Governance Committee manages risks associated with the independence of members of our Board, potential conflicts of interest, the composition of our Board and other corporate governance matters. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is regularly informed through committee reports about such risks.

Policy on Hedging

Our insider trading policy prohibits all employees, officers and directors from engaging in any short sale of company securities, as well as any transaction involving puts, calls, collars, forward sales contracts, warrants or other options on company securities. Additionally, our executive officers are restricted from pledging company securities as collateral for a loan.

Director Independence

Our corporate governance guidelines provide that a majority of the Board and all members of our Audit, Compensation and Nominating and Corporate Governance Committees shall be independent. On an annual basis, each director and executive officer is obligated to complete a Director and Officer Questionnaire that requires disclosure of any transactions with Alto Ingredients in which a director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. Following completion of these questionnaires, the Board, with the assistance of the Nominating and Corporate Governance Committee, makes an annual determination as to the independence of each director using the current standards for “independence” established by the Securities and Exchange Commission and Nasdaq, additional criteria contained in our corporate governance guidelines and consideration of any other material relationship a director may have with Alto Ingredients.

The Board has determined that all of its directors are independent under these standards, except for Michael D. Kandris, who serves as our Chief Executive Officer, President and Chief Operating Officer. Mr. Kandris is deemed not to be independent due to his employment relationship with Alto Ingredients.

Stockholder Communications with our Board of Directors

Our Board has implemented a process by which stockholders may send written communications directly to the attention of our Board or any individual member of our Board. The Chairman of our Audit Committee, Terry L. Stone, is responsible for monitoring communications from stockholders and providing copies of such communications to the other directors as he considers appropriate. Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairman considers to be important for the directors to consider. Stockholders who wish to communicate with our Board can write to Chairman of the Audit Committee, The Board of Directors, Alto Ingredients, Inc., 1300 South Second Street, Pekin, Illinois 61554.

Board Committees and Meetings

Our business, property and affairs are managed under the direction of our Board. Our directors are kept informed of our business through discussions with our executive officers, by reviewing materials provided to them and by participating in meetings of our Board and its committees. During 2020, our Board held twenty-six meetings and took action by written consent on three other occasions. All directors attended at least 75% of all meetings of our Board and of the committees on which they served or that were held during the period they were directors or committee members.

During 2020, members of our Board and its committees consulted informally with management from time to time and also acted by written consent without a meeting. Additionally, the independent members of our Board met in executive session regularly without the presence of management.

It is our policy to invite and encourage our directors to attend our annual meetings. At the date of our 2020 annual meeting, we had eight members on our Board, all of whom attended the meeting.

Our Board has established standing Audit, Compensation and Nominating and Corporate Governance Committees. Each committee operates pursuant to a written charter that has been approved by our Board and the corresponding committee and that is reviewed annually and revised as appropriate. Each charter is available on our website at http://www.altoingredients.com/governance. Information on our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the Securities and Exchange Commission.

Audit Committee

Our Audit Committee’s general functions include monitoring the integrity of our financial reporting process; overseeing processes for monitoring auditor independence; overseeing the implementation of new accounting standards; overseeing and participating in the resolution of internal control issues, when and if identified; communicating with our independent auditors on matters related to the conduct of audits; and reviewing and understanding non-GAAP measures, and related company policies and disclosure controls. Moreover, our Audit Committee selects our independent auditors, reviews the results and scope of the audit and other services provided by our independent auditors, reviews our financial statements for each interim period and for the full year and implements and manages our enterprise risk management program. The Audit Committee also has the authority to retain consultants, and other advisors. Messrs. Stone, Jones and Prince served on our Audit Committee for all of 2020. Mr. Nathan was appointed as a member of our Audit Committee on January 23, 2020 and rotated off the Audit Committee on December 1, 2020. Ms. Nury was appointed as a member of our Audit Committee on December 1, 2020. Our Board has determined that each member of the Audit Committee is “independent” under the current Nasdaq listing standards and satisfies the other requirements under Nasdaq listing standards and Securities and Exchange Commission rules regarding audit committee membership. Our Board has determined that Mr. Stone qualifies as an “audit committee financial expert” under applicable Securities and Exchange Commission rules and regulations governing the composition of the Audit Committee, and satisfies the “financial sophistication” requirements of Nasdaq’s listing standards. During 2020, our Audit Committee held five meetings. The Audit Committee Report for 2020 can be found on page 23 of this Proxy Statement.

Compensation Committee

Our Compensation Committee is responsible for establishing, updating and administering our compensation program for executive officers including, among other things, annual salaries and bonuses, stock options, stock grants, other stock-based awards, and other incentive compensation arrangements. The Compensation Committee establishes the elements and mix of total compensation, sets the parameters and specific target metrics of our performance-based incentive compensation plan, and determines the target compensation of our executive officers. In addition, our Compensation Committee establishes the compensation philosophy and objectives, and oversees the administration of our compensation program for all other employees. Our Compensation Committee also has the authority to administer our equity incentive plans with respect to grants to executive officers and directors, and has authority to make equity awards under our equity incentive plans to all other eligible individuals. However, our Board may retain, reassume or exercise from time to time the power to administer our equity incentive plans. Equity awards made to members of the Compensation Committee must be authorized and approved by a disinterested majority of our Board.

Our Compensation Committee believes that our compensation program offered to our executive officers should attract, retain, motivate and reward key executive officers responsible for our success; align and strengthen the mutuality of interests of our executive officers, our company and our stockholders; deliver compensation that reflects our financial and operational performance, while providing the opportunity to earn above-targeted total compensation for exceptional performance; and provide total compensation to each executive officer that is internally equitable, competitive, and influenced by company and individual performance.

Our Compensation Committee has the authority to retain consultants and other advisors, and in furtherance of the foregoing objectives, our Compensation Committee in 2020 engaged Korn Ferry to conduct reviews of our compensation program for our executive officers and other employees. From those reviews, Korn Ferry provided our Compensation Committee with relevant market data and alternatives to consider when making compensation decisions as to our executive officers and other employees.

Messrs. Stone and Prince served on our Compensation Committee for all of 2020. Mr Kieta served on our Compensation Committee during 2020 until his rotation off the Committee on December 1, 2020. Ms. Nury was appointed as a member of our Compensation Committee on January 23, 2020. Mr. Nathan was appointed as a member and the Chair of our Compensation Committee on December 1, 2020. Our Board has determined that each member of the Compensation Committee is “independent” under the current Nasdaq listing standards. During 2020, our Compensation Committee held five meetings, conferred informally on several occasions, and took action by written consent on five occasions.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee considers and reports periodically to the Board on matters related to the identification, selection and qualification of Board members and candidates nominated to the Board. Our Nominating and Corporate Governance Committee also advises and makes recommendations to the Board with respect to corporate governance matters. The Nominating and Corporate Governance Committee also has the authority to retain consultants and other advisors. Messrs. Prince, Kieta and Jones served on our Nominating and Corporate Governance Committee for all of 2020, and Mr. Nathan was appointed as a member of our Nominating and Corporate Governance Committee on January 23, 2020. Our Board has determined that each member of the Nominating and Corporate Governance Committee is “independent” under the current Nasdaq listing standards. During 2020, our Nominating and Corporate Governance Committee held three meetings.

The Nominating and Corporate Governance Committee will consider candidates for director recommended by any stockholder that is the beneficial owner of shares representing more than 1.0% of the then-outstanding shares of our common stock and who has beneficially owned those shares for at least one year. The Nominating and Corporate Governance Committee will evaluate those recommendations by applying its regular nominee criteria and considering the additional information described in the Nominating and Corporate Governance Committee’s charter. Stockholders who desire to recommend candidates for the Board for evaluation may do so by contacting Alto Ingredients in writing, identifying the potential candidate and providing background and other relevant information. Stockholders must also comply with our bylaws, including our advance notice bylaw provisions relating to the nomination of persons for election to our Board that, among other things, require that nominations of persons for election to our Board at annual meetings be submitted to our Secretary at Alto Ingredients, Inc., 1300 South Second Street, Pekin, Illinois 61554, unless otherwise notified, by the close of business on the 45th day before the first anniversary of the date on which we first mailed our proxy materials for the prior year’s annual meeting. We first mailed our proxy materials for our 2020 annual meeting on or about October 2, 2020 and anticipate mailing our proxy materials for our Annual Meeting on or about May 4, 2021. We have received no stockholder nominations of persons for election to our Board for our Annual Meeting.

Our Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. Candidates may also come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms and other persons. In evaluating potential candidates, our Nominating and Corporate Governance Committee will take into account a number of factors, including, among others, the following:

•	the candidate’s independence from management;

•	whether the candidate has relevant business experience;

•	judgment, skill, integrity and reputation;

•	existing commitments to other businesses;

•	corporate governance background;

•	financial and accounting background, to enable the committee to determine whether the candidate would be suitable for Audit Committee membership; and

•	the size and composition of our Board.

In addition, our Board and our Nominating and Corporate Governance Committee are committed to seeking out highly qualified women and minority candidates as well as candidates with diverse backgrounds, skills and experiences as part of each Board member candidate search the Nominating and Corporate Governance Committee undertakes. When searching for director nominees, our Nominating and Corporate Governance Committee will include highly qualified diverse candidates (including gender, race and ethnicity) in the pool from which nominees are chosen.

Our Nominating and Corporate Governance Committee has the authority to retain and terminate any search firm to be used to identify director nominees, including the authority to approve the firm’s fees and other retention terms. Our Nominating and Corporate Governance Committee will direct any search firm it retains to include qualified women and minority candidates in the firm’s list of potential director candidates. We will provide funding, as determined by our Nominating and Corporate Governance Committee, for the payment of compensation to any such search firms.

We intend to evaluate our diversity policy’s effectiveness by periodically reviewing our ability to successfully include highly qualified diverse candidates in the pool from which nominees are chosen.

Compensation of Directors

We use a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on our Board. In setting the compensation of directors, we consider the significant amount of time that Board members spend in fulfilling their duties to Alto Ingredients as well as the experience level we require to serve on our Board. The Board, through its Compensation Committee, annually reviews the compensation and compensation policies for Board members. In recommending director compensation, the Compensation Committee is guided by the following three goals:

•	compensation should pay directors fairly for work required in a company of our size and scope;

•	compensation should align directors’ interests with the long-term interests of our stockholders; and

•	the structure of the compensation should be clearly disclosed to our stockholders.

In making compensation decisions for 2020 as to our directors, our Compensation Committee compared our cash and equity compensation payable to directors against market data obtained by Korn Ferry in 2020. The data included a blend of results from two surveys to identify companies with revenue and market capitalization comparable to ours. Korn Ferry used a revenue range in one survey of $0.5 billion to $2.5 billion and used a market capitalization threshold in the second survey that included 100 companies with a market capitalization of less than $1.0 billion. For 2020, our Compensation Committee targeted compensation for our directors at approximately the median of compensation paid to directors of the comparable companies identified by Korn Ferry.

Cash Compensation

Our annual cash compensation program for directors includes the following:

•	annual cash compensation provided to the Chairman of our Board is $112,500;

•	base annual cash compensation provided to our non-employee directors, other than our Chairman, is $75,000;

•	additional annual cash compensation provided to each of our Board committee chairs is $25,000; and

•	additional annual cash compensation provided to our lead independent director is $12,000.

These amounts are paid in advance in bi-weekly installments. In addition, directors are reimbursed for specified reasonable and documented expenses in connection with attendance at meetings of our Board and its committees. Employee directors do not receive director compensation in connection with their service as directors.

Equity Compensation

Our Compensation Committee or our full Board typically grants equity compensation to our newly elected or reelected directors which normally vests as to 100% of the grants at the earlier of our next annual meeting or approximately one year after the date of grant. Vesting is typically subject to continued service on our Board during the full year.

In determining the amount of equity compensation for 2020, the Compensation Committee determined a target value of total compensation of approximately the median of compensation paid to directors of the comparable companies identified by Korn Ferry. The Compensation Committee then determined the cash component based on this market data. The balance of the total compensation target was then allocated to equity awards, and the number of shares to be granted to our directors was based on the estimated value of the underlying shares on the expected grant date.

Our annual equity compensation program for directors includes the following:

•	the value of annual equity compensation provided to the Chairman of our Board is $147,500; and

•	the value of annual equity compensation provided to our non-employee directors, other than our Chairman, is $110,000.

In addition, our Compensation Committee may grant, and has from time to time granted, additional equity compensation to directors at its discretion.

Compensation of Employee Directors

Mr. Kandris, and a prior director, Neil M. Koehler, were compensated as full-time employees and officers and therefore received no additional compensation for service as Board members during 2020. Information regarding the compensation awarded to Messrs. Kandris and Koehler is included in “Executive Compensation and Related Information—Summary Compensation Table” below.

Director Compensation Table – 2020

The following table summarizes the compensation of our non-employee directors for the year ended December 31, 2020:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)		Total ($)(2)
William L. Jones	$116,827	$157,174	(3)	$274,001
Terry L. Stone	$79,808	$117,219	(4)	$197,027
John L. Prince	$92,269	$117,219	(5)	$209,488
Douglas L. Kieta	$79,808	$117,219	(6)	$197,027
Larry D. Layne	$17,308	$—	(7)	$17,308
Gilbert E. Nathan	$48,077	$172,547	(8)	$220,624
Dianne S. Nury	$53,846	$117,219	(9)	$171,065

(1)	For a description of annual director fees and fees for chair and lead independent director positions, see the disclosure above under “Compensation of Directors—Cash Compensation.”
(2)	The value of perquisites and other personal benefits was less than $10,000 in aggregate for each director.
(3)	At December 31, 2020, Mr. Jones held 153,369 vested shares from stock awards. Mr. Jones was granted 26,152 shares of our common stock on December 10, 2020 having an aggregate grant date fair value of $157,174, calculated based on the fair market value of our common stock on the applicable grant date. The shares vest on the earlier of December 1, 2021 or the date of our next annual stockholders meeting.
(4)	At December 31, 2020, Mr. Stone held 122,546 vested shares from stock awards. Mr. Stone was granted 19,504 shares of our common stock on December 10, 2020 having an aggregate grant date fair value of $117,219, calculated based on the fair market value of our common stock on the applicable grant date. The shares vest on the earlier of December 1, 2021 or the date of our next annual stockholders meeting.
(5)	At December 31, 2020, Mr. Prince held 108,800 vested shares from stock awards. Mr. Prince was granted 19,504 shares of our common stock on December 10, 2020 having an aggregate grant date fair value of $117,219, calculated based on the fair market value of our common stock on the applicable grant date. The shares vest on the earlier of December 1, 2021 or the date of our next annual stockholders meeting.
(6)	At December 31, 2020, Mr. Kieta held 135,500 vested shares from stock awards. Mr. Kieta was granted 19,504 shares of our common stock on December 10, 2020 having an aggregate grant date fair value of $117,219, calculated based on the fair market value of our common stock on the applicable grant date. The shares vest on the earlier of December 1, 2021 or the date of our next annual stockholders meeting.
(7)	Mr. Layne retired as a director on March 10, 2020.
(8)	At December 31, 2020, Mr. Nathan held 31,666 vested shares from stock awards. Mr. Nathan was granted 28,710 shares of our common stock on December 10, 2020 having an aggregate grant date fair value of $172,547, calculated based on the fair market value of our common stock on the applicable grant date. The shares vest on the earlier of December 1, 2021 or the date of our next annual stockholders meeting.
(9)	At December 31, 2020, Ms. Nury held 31,666 vested shares from stock awards. Ms. Nury was granted 19,504 shares of our common stock on December 10, 2020 having an aggregate grant date fair value of $117,219, calculated based on the fair market value of our common stock on the applicable grant date. The shares vest on the earlier of December 1, 2021 or the date of our next annual stockholders meeting.

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a pending or completed action, suit or proceeding if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in the best interests of the corporation.

Our certificate of incorporation provides that, except in certain specified instances, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of their fiduciary duty as directors, except liability for the following:

•	any breach of their duty of loyalty to Alto Ingredients or our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; and

•	any transaction from which the director derived an improper personal benefit.

In addition, our certificate of incorporation and bylaws obligate us to indemnify our directors and officers against expenses and other amounts reasonably incurred in connection with any proceeding arising from the fact that such person is or was an agent of ours. Our bylaws also authorize us to purchase and maintain insurance on behalf of any of our directors or officers against any liability asserted against that person in that capacity, whether or not we would have the power to indemnify that person under the provisions of the Delaware General Corporation Law. We have entered and expect to continue to enter into agreements to indemnify our directors and officers as determined by our Board. These agreements provide for indemnification of related expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (“Securities Act”), may be permitted to our directors, officers and controlling persons under the foregoing provisions of our certificate of incorporation or bylaws, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PROPOSAL TWO

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our stockholders with the opportunity to vote on a non-binding, advisory resolution to approve the compensation paid to our named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission under Section 14A of the Securities Exchange Act of 1934, as amended (“Exchange Act”), including the compensation tables and any narrative discussion of our compensation arrangements. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation paid to our named executive officers.

Our compensation program for our executive officers utilizes elements including base salary, annual performance-based cash incentive compensation, long-term equity incentive compensation, and health and other benefits to achieve the following goals:

•	attract, retain, motivate and reward key executive officers responsible for our success;

•	align and strengthen the mutuality of interests of our executive officers, our company and our stockholders;

•	deliver compensation that reflects our financial and operational performance, while providing the opportunity to earn above-targeted total compensation for exceptional performance; and

•	provide total compensation to each executive officer that is internally equitable, competitive, and influenced by company and individual performance.

We believe that our success depends in large part on our ability to attract, retain and motivate qualified executives through competitive compensation arrangements. We also believe that the compensation paid to our executive officers should be influenced by the value we create for our stockholders. For these reasons, our Compensation Committee believes that our compensation program should provide incentives to attain both short- and long-term financial and other business objectives and reward those executive officers who contribute meaningfully to attaining those objectives. The Compensation Committee supports a pay-for-performance philosophy within a compensation structure that is competitive, internally equitable and responsible.

Our Compensation Committee’s process for determining overall target compensation for each executive officer is based in part on an analysis of compensation of similarly situated personnel at third-party survey group companies derived from market data provided by the Compensation Committee’s compensation consultant.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to Alto Ingredients, Inc.’s named executive officers, as disclosed in Alto Ingredients, Inc.’s proxy statement for its 2021 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and related disclosure, is hereby APPROVED.”

Please read the “Executive Compensation and Related Information” section of this Proxy Statement for additional details about our executive compensation program and the different components of the program, including information about the total compensation of our named executive officers in 2020. See also “Information About our Board of Directors, Board Committees and Related Matters – Board Committees and Meetings – Compensation Committee” on page 14 of this Proxy Statement.

The say-on-pay vote is advisory, and therefore not binding on us, our Compensation Committee or our Board. The vote will provide our Compensation Committee and our Board with information relating to the opinions of our stockholders which the Compensation Committee will consider as it makes determinations with respect to future action regarding executive compensation and our executive compensation program.

Recommendation of the Board of Directors

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2020 COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

Proposal THREE

Ratification of Appointment of
Independent Registered Public Accounting Firm

Our Audit Committee has appointed the independent registered public accounting firm RSM US LLP to audit and comment on our financial statements for the year ending December 31, 2021, and to conduct whatever audit functions are deemed necessary. RSM US LLP audited our financial statements for the year ended December 31, 2020 that were included in our most recent Annual Report on Form 10-K.

A representative of RSM US LLP will not be present at the Annual Meeting.

Required Vote of Stockholders

Although a vote of stockholders is not required on this proposal, our Board is asking our stockholders to ratify the appointment of our independent registered public accounting firm. The ratification of the appointment of our independent registered public accounting firm requires the affirmative votes of a majority of the votes of the shares of our common stock and Series B Preferred Stock, voting together as a single class, present at the Annual Meeting in person or by proxy and entitled to vote.

In the event that our stockholders do not ratify the appointment of RSM US LLP as our independent registered public accounting firm, the appointment will be reconsidered by our Audit Committee. Even if the appointment is ratified, our Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in our and our stockholders’ best interests.

Recommendation of the Board of Directors

OUR BOARD unanimously recommends a vote “FOR” RATIFICATION OF THE APPOINTMENT OF RSM US LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2021.

Other Matters

Our Board knows of no other matters to be brought before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is the intention of the person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

Audit Matters

Principal Accountant Fees and Services

The following table presents fees for professional audit services rendered by RSM US LLP for the years ended December 31, 2020 and 2019.

	2020	2019
Audit Fees	$562,544	$630,893
Audit-Related Fees	21,945	32,445
Tax Fees	—	—
All Other Fees	—	—
Total	$584,489	$663,338

Audit Fees. Consist of amounts billed for professional services rendered for the audit of our annual consolidated financial statements included in our Annual Reports on Form 10-K, reviews of our interim consolidated financial statements included in our Quarterly Reports on Form 10-Q and our Registration Statements on Forms S-1, S-3 and S-8.

Audit-Related Fees. Audit-Related Fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reported under “Audit Fees.” Such fees would include amounts billed for professional services performed in connection with mergers and acquisitions, audits of 401(k) plans, pension plans and RIN audits.

Tax Fees. Tax Fees consist of fees for professional services for tax compliance activities, including the preparation of federal and state tax returns and related compliance matters.

All Other Fees. Consists of amounts billed for services other than those noted above.

Our Audit Committee considered all non-audit services provided by RSM US LLP and determined that the provision of such services was compatible with maintaining such firm’s audit independence.

Audit Committee Pre-Approval Policy

Our Audit Committee is responsible for approving all audit, audit-related, tax and other services. The Audit Committee pre-approves all auditing services and permitted non-audit services, including all fees and terms to be performed for us by our independent auditor at the beginning of the fiscal year. Non-audit services are reviewed and pre-approved by project at the beginning of the fiscal year. Any additional non-audit services contemplated by us after the beginning of the fiscal year are submitted to the Chairman of our Audit Committee for pre-approval prior to engaging our independent auditor for such services. These interim pre-approvals are reviewed with the full Audit Committee at its next meeting for ratification. During 2020 and 2019, all services performed by RSM US LLP were pre-approved by our Audit Committee in accordance with these policies and applicable Securities and Exchange Commission regulations.

Audit Committee Report

The Audit Committee is comprised entirely of independent directors who meet the independence requirements of the Listing Rules of Nasdaq and the Securities and Exchange Commission. The Audit Committee operates under a written charter adopted by the Board that is available on Alto Ingredients’ website at http://www.altoingredients.com/audit-committee-charter. As described more fully in its charter, the Audit Committee oversees the financial reporting process, the internal control structure and disclosure controls and procedures on behalf of the Board.

Management is responsible for the preparation, presentation and integrity of Alto Ingredients’ financial statements; the appropriateness of the accounting principles and reporting policies that are used; and procedures designed to reasonably assure compliance with accounting standards, and applicable laws and regulations. Management is also responsible for the effectiveness of Alto Ingredients’ internal control over financial reporting, and reports to the Audit Committee on any deficiencies found.

Alto Ingredients’ independent registered public accounting firm, RSM US LLP, is responsible for performing an independent audit of Alto Ingredients’ consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and, when required, expressing an opinion on the effectiveness of Alto Ingredients’ internal control over financial reporting. The Audit Committee is directly responsible for the selection, compensation, evaluation and oversight, and retention of Alto Ingredients’ independent registered public accounting firm, and evaluates its independence.

Under its written charter, the Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, has direct access to Alto Ingredients’ independent registered public accounting firm as well as any of Alto Ingredients’ employees, and has the ability to retain, at Alto Ingredients’ expense, special legal, accounting, or other experts or advisors it deems necessary in the performance of its duties, apart from counsel or advisors hired by management.

Audit Committee members are not acting as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or Alto Ingredients’ independent registered public accounting firm. The Audit Committee serves a Board-level oversight role in which it provides advice, counsel, and direction to management and to the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial, and accounting matters.

In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by Alto Ingredients’ independent registered public accounting firm. Pre-approval includes audit services, audit-related services, tax services, and all other services.

The Audit Committee reviewed and discussed with management its assessment of and report on the effectiveness of Alto Ingredients’ internal control over financial reporting as of December 31, 2020, which it made based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework).

The Audit Committee reviewed and discussed the audited financial statements in Alto Ingredients’ Annual Report on Form 10-K for the fiscal year ended December 31, 2020 with management and RSM US LLP. The Audit Committee also discussed with RSM US LLP the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board. The Audit Committee has also discussed with RSM US LLP all other matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. In addition, the Audit Committee obtained from RSM US LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence and discussed with RSM US LLP its independence from Alto Ingredients, Inc. and management.

The Audit Committee considered all non-audit services provided by RSM US LLP and determined that the provision of such services was compatible with maintaining such firm’s audit independence.

Based on the reviews and discussions referred to above, as well as such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements referred to above in Alto Ingredients’ Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the Securities and Exchange Commission.

Respectfully submitted, Audit Committee

Terry L. Stone, Chairman William L. Jones John L. Prince Dianne S. Nury

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to the beneficial ownership of our voting securities as of April 20, 2021, the date of the table, by:

•	each of our named executive officers;

•	each of our directors;

•	all of our named executive officers and directors as a group; and

•	each person known by us to beneficially own more than 5% of the outstanding shares of any class of our voting capital stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting or investment power with respect to the securities. To our knowledge, except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Shares of common stock underlying derivative securities, if any, that currently are exercisable or convertible or are scheduled to become exercisable or convertible for or into shares of common stock within 60 days after the date of the table are deemed to be outstanding in calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group. Except as indicated by footnote, percentage of beneficial ownership is based on 72,707,703 shares of common stock and 926,942 shares of Series B Preferred Stock outstanding as of the date of the table.

The table below excludes an aggregate of 896 shares of our Non-Voting Common Stock. Our Non-Voting Common Stock is convertible on a one-for-one basis into shares of our common stock; provided, that our Non-Voting Common Stock may not be converted:

•	to the extent that, after giving effect to the conversion, the holder and its affiliates would beneficially own, in the aggregate, more than 9.99% of our outstanding shares of common stock; and

•	except upon 61-days’ prior written notice of conversion to us, including surrender of the stock certificates representing the Non-Voting Common Stock to be converted.

Name and Address of Beneficial Owner(1)	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class
William L. Jones	Common	172,856	(2)	*
	Series B Preferred	12,820		1.38%
Michael D. Kandris	Common	522,285	(3)	*
Bryon T. McGregor	Common	334,277	(4)	*
Christopher W. Wright	Common	170,114	(5)	*
Terry L. Stone	Common	142,050		*
John L. Prince	Common	128,304		*
Douglas L. Kieta	Common	155,004		*
Gilbert E. Nathan	Common	248,101	(6)	*
Dianne S. Nury	Common	51,170		*
State Street Corporation	Common	9,412,406	(7)	12.95%
BNP Paribas Asset Management UK Ltd.	Common	5,639,733	(8)	7.76%
Renaissance Technologies LLC	Common	4,798,465	(9)	6.60%
Lyles United, LLC	Common	536,937	(10)	*
	Series B Preferred	512,820		55.32%
Neil M. Koehler	Common	1,163,499	(11)	1.59%
	Series B Preferred	256,410		27.66%
SCF Investments LLC	Common	88,606	(12)	*
	Series B Preferred	85,180		9.19%
All named executive officers and directors as a group (9 persons)	Common	1,924,161	(13)	2.64%
	Series B Preferred	12,820		1.38%

*	Less than 1.00%
(1)	Messrs. Jones, Kandris, Stone, Prince, Kieta and Nathan, and Ms. Nury, are directors of Alto Ingredients, Inc. Messrs. Kandris, McGregor and Wright are executive officers of Alto Ingredients, Inc. The address of each of these persons is c/o Alto Ingredients, Inc., 1300 South Second Street, Pekin, Illinois 61554.
(2)	Amount represents 159,521 shares of common stock held by William L. Jones and Maurine Jones, husband and wife, as community property and 13,335 shares of common stock underlying our Series B Preferred Stock held by Mr. Jones.
(3)	Includes 31,746 shares of common stock underlying options.
(4)	Includes 33,461 shares of common stock underlying options.
(5)	Includes 1,715 shares of common stock underlying options.
(6)	Includes 20,000 shares of common stock held by Mr. Nathan’s spouse.
(7)	The information with respect to State Street Corporation, including the information in this footnote, is based solely on the Schedule 13G/A filed with the Securities and Exchange Commission on April 12, 2021 by State Street Corporation and SSGA Funds Management, Inc. as the reporting persons. State Street Corporation beneficially owns 9,412,406 shares, holds shared voting power over 9,406,006 shares and holds shared dispositive power over 9,412,406 shares. SSGA Funds Management, Inc. beneficially owns and holds shared voting and dispositive power over 9,325,698 shares. The address of State Street Corporation and SSGA Funds Management, Inc. is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.
(8)	The information with respect to BNP Paribas Asset Management UK Ltd., including the information in this footnote, is based solely on the Schedule 13G filed with the Securities and Exchange Commission on February 8, 2021 by BNP Paribas Asset Management UK Ltd. as the reporting person. BNP Paribas Asset Management UK Ltd. beneficially owns and holds sole voting and dispositive power over 5,639,733 shares. The address of BNP Paribas Asset Management UK Ltd. is 5 Aldermanbury Square, London EX2V 7BP.

(9)	The information with respect to Renaissance Technologies LLC, including the information in this footnote, is based solely on the Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2021 by Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation as the reporting persons. Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation beneficially own and hold sole voting and dispositive power over 4,798,465 shares. The address of Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation is 800 Third Avenue, New York, New York 10022.
(10)	Amount includes 533,449 shares of common stock underlying our Series B Preferred Stock. In addition, The Lyles Foundation holds 3,488 shares of common stock. The address of Lyles United, LLC is P.O. Box 4376, Fresno, California 93744-4376.
(11)	Amount represents 896,775 shares of common stock held directly and 266,724 shares of common stock underlying our Series B Preferred Stock.
(12)	Amount represents shares of common stock underlying our Series B Preferred Stock. The address of SCF Investments LLC is c/o SC Fuels, 1800 West Katella Ave., Suite 400, Orange, California 92867.
(13)	Amount represents 1,843,904 shares of common stock held directly, 66,922 shares of common stock underlying options and 13,335 shares of common stock underlying our Series B Preferred Stock.

DELINQUENT SECTION 16(A) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. These officers, directors and stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all reports that they file.

Based solely upon a review of copies of the reports furnished to us during the year ended December 31, 2020 and thereafter, or any written representations received by us from directors, officers and beneficial owners of more than 10% of our common stock (“reporting persons”) that no other reports were required, except as set forth below, we believe that all reporting persons filed on a timely basis all reports required by Section 16(a) of the Exchange Act during the year ended December 31, 2020 or prior fiscal years.

Each of Larry D. Layne, Neil M. Koehler, Bryon T. McGregor, Christopher W. Wright, Michael D. Kandris, Paul P. Koehler, James R. Sneed and Gilbert E. Nathan did not timely file one Form 4 to report one transaction. We believe that each of the foregoing persons has prepared and filed his required Form 4 to report his transaction.

Equity Compensation Plan Information

The following table provides information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2020.

Plan Category	Number of Securites to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1)
Equity Compensation Plans Approved by Security Holders:
2006 Stock Incentive Plan(1)	206,839	$4.16	—
2016 Stock Incentive Plan	—	$—	2,301,373

(1)	Our 2006 Plan terminated on July 19, 2016 except to the extent of unvested shares of our restricted common stock and options to purchase shares of our common stock outstanding as of that date.

Executive Compensation and Related Information

Executive Officers

The following table sets forth certain information regarding our executive officers as of April 20, 2021:

Name	Age	Position(s) Held

Michael D. Kandris	73	Chief Executive Officer, President, Chief Operating Officer and Director

Bryon T. McGregor	57	Chief Financial Officer

Christopher W. Wright	68	Vice President, General Counsel and Secretary

James R. Sneed	54	Vice President and Chief Commercial Officer

Michael D. Kandris has served as a director since June 2008 and as our Chief Operating Officer since January 6, 2013. Mr. Kandris was appointed as our Co-Chief Executive Officer and Co-President in May 2020 and became our sole Chief Executive Officer and President in September 2020. Mr. Kandris served as an independent contractor with supervisory responsibility for plant operations, under the direction of our Chief Executive Officer, from January 1, 2012 to January 5, 2013. Mr. Kandris was President of the Western Division of Ruan Transportation Management Systems from November 2008 until his retirement in September 2009. From January 2000 to November 2008, Mr. Kandris served as President and Chief Operating Officer of Ruan Transportation Management Systems, where he had overall responsibility for all operations, finance and administrative functions. Mr. Kandris has 30 years of experience in all modes of transportation and logistics. Mr. Kandris served on the Executive Committee of the American Trucking Association and as a board member for the National Tank Truck Organization until his retirement from Ruan Transportation Management Systems in September 2009. Mr. Kandris has a B.S. degree in Business from California State University, Hayward.

Bryon T. McGregor has served as our Chief Financial Officer since November 19, 2009. Mr. McGregor served as Vice President, Finance at Alto Ingredients from September 2008 until he became Interim Chief Financial Officer in April 2009. Prior to joining Alto Ingredients, Mr. McGregor was employed as Senior Director for E*TRADE Financial from February 2002 to August 2008, serving in various capacities including International Treasurer based in London, England from 2006 to 2008, Brokerage Treasurer and Director from 2003 to 2006 and Assistant Treasurer and Director of Finance and Investor Relations from 2002 to 2003. Prior to joining E*TRADE, Mr. McGregor served as Manager of Finance and Head of Project Finance for BP (formerly Atlantic Richfield Company – ARCO) from 1998 to 2001. Mr. McGregor has extensive experience in banking and served as a Director of International Project Finance for Credit Suisse from 1992 to 1998, as Assistant Vice President for Sumitomo Mitsubishi Banking Corp (formerly The Sumitomo Bank Limited) from 1989 to 1992, and as Commercial Banking Officer for Bank of America from 1987 to 1989. Mr. McGregor has a B.S. degree in Business Management from Brigham Young University.

Christopher W. Wright has served as Vice President, General Counsel and Secretary since June 2006. From April 2004 until he joined Alto Ingredients in June 2006, Mr. Wright operated an independent consulting practice, advising companies on complex transactions, including acquisitions and financings. Prior to that time, from January 2003 to April 2004, Mr. Wright was a partner with Orrick, Herrington & Sutcliffe, LLP, and from July 1998 to December 2002, Mr. Wright was a partner with Cooley Godward LLP, where he served as Partner-in-Charge of the Pacific Northwest office. Mr. Wright has extensive experience advising boards of directors on compliance, securities matters and strategic transactions, with a particular focus on guiding the development of rapidly growing companies. He has acted as general counsel for numerous technology enterprises in all aspects of corporate development, including fund-raising, business and technology acquisitions, mergers and strategic alliances. Mr. Wright has an A.B. degree in History from Yale College and a J.D. from the University of Chicago Law School.

James R. Sneed has served as a Vice President since September 2012. Mr. Sneed has worked for over 20 years in various senior management and executive positions in the alcohol production industry. Prior to joining Alto Ingredients in 2012, Mr. Sneed was employed by Hawkeye Gold, LLC from April 2010 to September 2012, ultimately serving as Vice President – Ethanol Marketing and Trading. Prior to that time, from May 2003 to April 2010, Mr. Sneed was employed by Aventine Renewable Energy, an ethanol production and marketing company, where he helped build its operations from two ethanol plants in two states to marketing for fifteen production facilities in eight states, ultimately serving as Vice President, Marketing and Logistics. Mr. Sneed is a Certified Public Accountant, has a B.S. degree in Accounting from Olivet Nazarene University, and has an MBA degree from Northwestern University, Kellogg School of Management.

Family Relationships

Our officers are appointed by and serve at the discretion of our Board. There are no family relationships among our executive officers and directors.

Summary Compensation Table

The following table sets forth summary information, as of December 31, 2020 and 2019, concerning the compensation of (i) our Chief Executive Officer, President and Chief Operating Officer, who served for part of 2020 as our principal executive officer, (ii) our former Chief Executive Officer and President, who served for part of 2020 and for all of 2019 as our principal executive officer, (iii) our Chief Financial Officer, who served during 2020 and 2019 as our principal financial officer, and (iv) our Vice President, General Counsel and Secretary (collectively, the “named executive officers”), for all services rendered in all capacities to us for the years then ended.

Name and Principal Position	Year	Salary ($)	Bonus($)	Stock Awards ($)(1)	All Other Compensation(2)		Total ($)

Michael D. Kandris Chief Executive Officer,	2020	$450,200	$100,000	$181,025	$18,700		$749,925
President and Chief Operating Officer(3)	2019	$350,745	$—	$64,400	$18,400		$433,545

Neil M. Koehler Former Chief Executive	2020	$382,034	$—	$—	$149,263		$531,297
Officer and President(4)	2019	$489,305	$—	$187,040	$18,600		$694,945

Bryon T. McGregor	2020	$331,115	$70,000	$61,921	$18,700		$481,736
Chief Financial Officer	2019	$317,963	$—	$64,400	$18,600		$400,963

Christopher W. Wright Vice President,	2020	$319,614	$65,000	$61,921	$18,700		$465,235
General Counsel and Secretary	2019	$307,036	$—	$64,400	$35,237	(5)	$406,673

(1)	The amounts shown are the fair value of stock awards on the date of grant. The fair value of stock awards is calculated by multiplying the number of shares of stock granted by the closing price of our common stock on the date of grant. The shares of common stock were issued under our 2016 Stock Incentive Plan. Information regarding the grants of restricted stock and vesting schedules for the named executive officers is included in the “Outstanding Equity Awards at Fiscal Year-End−2020” table below, the footnotes to that table, and in “Certain Relationships and Related Transactions.”
(2)	Except as specifically noted, the amounts represent matching contributions under our 401(k) plan and contributions to the executive’s health savings account. In addition, except as specifically noted, the value of perquisites and other personal benefits was less than $10,000 in aggregate for each of the named executive officers.
(3)	Mr. Kandris was appointed as our Co-Chief Executive Officer and Co-President in May 2020 and became our sole Chief Executive Officer and President in September 2020.
(4)	Mr. Koehler became our Co-Chief Executive Officer and Co-President in May 2020 and retired in September 2020. Mr. Koehler’s “All Other Compensation” for 2020 includes $130,563 in severance payments, $17,100 for matching contributions under our 401(k) plan and $1,600 for contributions to Mr. Koehler’s health savings account.
(5)	Includes $16,637 for 2019 in perquisites or personal benefits relating to payment or reimbursement of commuting expenses from Mr. Wright’s home to our offices in Sacramento, California, and housing and other living expenses.

Executive Employment Agreements

Michael D. Kandris

Our Second Amended and Restated Employment Agreement with Michael D. Kandris provides for at-will employment as our President and Chief Executive Officer. Mr. Kandris’s annual base salary is $500,500 as of December 6, 2020, was $498,000 as of May 25, 2020 and was $350,745 prior to that date for the balance of 2020 and for all of 2019. Mr. Kandris is eligible to participate in our short-term incentive plan with a pay-out target of 70% of his base salary, to be paid based upon performance criteria set by our Compensation Committee.

Upon termination by us without cause or resignation by Mr. Kandris for good reason, Mr. Kandris is entitled to receive (i) severance equal to eighteen months of his base salary, (ii) 150% of his total target short-term incentive plan award, (iii) continued health insurance coverage for eighteen months or until the earlier effective date of coverage under a subsequent employer’s plan, and (iv) accelerated vesting of 25% of all shares or options subject to any equity awards granted to Mr. Kandris prior to Mr. Kandris’s termination which are unvested as of the date of termination.

However, if Mr. Kandris is terminated without cause or resigns for good reason in anticipation of or twenty-four months after a change in control, Mr. Kandris is entitled to (i) severance equal to thirty-six months of base salary, (ii) 300% of his total target short-term incentive plan award, (iii) continued health insurance coverage for thirty-six months or until the earlier effective date of coverage under a subsequent employer’s plan, and (iv) accelerated vesting of 100% of all shares or options subject to any equity awards granted to Mr. Kandris prior to Mr. Kandris’s termination that are unvested as of the date of termination.

If we terminate Mr. Kandris’s employment upon his disability, Mr. Kandris is entitled to severance equal to twelve months of base salary. In addition, in the event of Mr. Kandris’s disability and if he or someone authorized to act on his behalf executes and delivers an agreed release agreement and allows the release to become effective, we have agreed to accelerate the vesting of any equity awards granted to Mr. Kandris prior to the termination of his employment such that 100% of all shares or options subject to such awards which are unvested as of termination shall be accelerated and deemed fully vested as of the effectiveness of the release.

If Mr. Kandris dies, we have agreed to accelerate the vesting of any equity awards granted to Mr. Kandris prior to his death such that 100% of all shares or options subject to such awards which are unvested as of his death will be accelerated and deemed fully vested.

The term “cause” is defined in the Second Amended and Restated Employment Agreement as (i) Mr. Kandris’s indictment or conviction of any felony or of any crime involving dishonesty, (ii) Mr. Kandris’s participation in any fraud or other act of willful misconduct against us, (iii) Mr. Kandris’s refusal to comply with any of our lawful directives, (iv) Mr. Kandris’s material breach of his fiduciary, statutory, contractual, or common law duties to us, or (v) conduct by Mr. Kandris which, in the good faith and reasonable determination of our board of directors, demonstrates gross unfitness to serve; provided, however, that in the event that any of the foregoing events is reasonably capable of being cured, we shall provide written notice to Mr. Kandris describing the nature of the event and Mr. Kandris shall thereafter have three business days to cure the event.

The term “for good reason” is defined in the Second Amended and Restated Employment Agreement as (i) the assignment to Mr. Kandris of any duties or responsibilities that result in the material diminution of Mr. Kandris’s authority, duties or responsibility, (ii) a material reduction by us in Mr. Kandris’s annual base salary, except to the extent the base salaries of all of our other executive officers are accordingly reduced, (iii) a relocation of Mr. Kandris’s place of work, or our principal executive offices if Mr. Kandris’s principal office is at these offices, to a location that increases Mr. Kandris’s daily one-way commute by more than thirty-five miles, or (iv) any material breach by us of any material provision of Mr. Kandris’s employment agreement.

A “change in control” is deemed to have occurred if, in a single transaction or series of related transactions (i) any person (as the term is used in Section 13(d) and 14(d) of the Exchange Act), or persons acting as a group, other than a trustee or fiduciary holding securities under an employee benefit program, is or becomes a “beneficial owner” (as defined in Rule 13-3 under the Exchange Act), directly or indirectly of our securities representing a majority of our combined voting power, (ii) we merge, consolidate or otherwise engage in a business combination with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of our shares of voting capital stock outstanding immediately prior to the transaction continue to hold (either by the shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by our shares of voting capital stock (or the surviving entity) outstanding immediately after the transaction, or (iii) all or substantially all of our assets are sold.

Bryon T. McGregor

Our Amended and Restated Employment Agreement with Bryon T. McGregor, as amended, provides for at-will employment as our Chief Financial Officer, Vice President and Assistant Secretary. Mr. McGregor’s annual base salary is $329,963 as of December 6, 2020 and was $317,963 prior to that date for the balance of 2020 and for all of 2019. Mr. McGregor is eligible to participate in our short-term incentive plan with a pay-out target of 50% of his base salary, to be paid based upon performance criteria set by our Compensation Committee.

Upon termination by us without cause or resignation by Mr. McGregor for good reason, Mr. McGregor is entitled to receive (i) severance equal to twelve months of his base salary, (ii) 100% of his total target short-term incentive plan award, (iii) continued health insurance coverage for twelve months or until the earlier effective date of coverage under a subsequent employer’s plan, and (iv) accelerated vesting of 25% of all shares or options subject to any equity awards granted to Mr. McGregor prior to Mr. McGregor’s termination which are unvested as of the date of termination.

However, if Mr. McGregor is terminated without cause or resigns for good reason in anticipation of or twenty-four months after a change in control, Mr. McGregor is entitled to (i) severance equal to twenty-four months of base salary, (ii) 200% of his total target short-term incentive plan award, (iii) continued health insurance coverage for twenty-four months or until the earlier effective date of coverage under a subsequent employer’s plan, and (iv) accelerated vesting of 100% of all shares or options subject to any equity awards granted to Mr. McGregor prior to Mr. McGregor’s termination that are unvested as of the date of termination.

All other terms and conditions of Mr. McGregor’s employment agreement are substantially the same as those contained in Mr. Kandris’s employment agreement described above.

Christopher W. Wright

Our Amended and Restated Employment Agreement with Christopher W. Wright provides for at-will employment as our Vice President of Administration, General Counsel and Secretary. Mr. Wright’s annual base salary is $317,035 as of December 6, 2020 and was $307,035 prior to that date for the balance of 2020 and for all of 2019. Mr. Wright is eligible to participate in our short-term incentive plan with a pay-out target of 50% of his base salary, to be paid based upon performance criteria set by our Compensation Committee.

All other terms and conditions of Mr. Wright’s Amended and Restated Employment Agreement are substantially the same as those contained in Mr. McGregor’s Amended and Restated Employment Agreement described above.

Clawback Policy

On March 29, 2018, our Compensation Committee instituted a new “clawback” policy with respect to incentive compensation. Except as otherwise required by applicable law and regulations, the clawback policy applies to any incentive compensation, including any cash or equity incentive compensation, awarded or paid after March 29, 2018. The clawback policy is intended to mitigate the risks associated with our compensation policies because our executive officers, including all of our named executive officers, will be required to repay compensation as provided under the policy.

The clawback policy requires recoupment of all incentive compensation, including any cash or equity incentive compensation, awarded or paid to any of our executive officers, including all of our named executive officers, in the event our financial statements are required to be restated, regardless of cause, including, without limitation, due to: (i) material noncompliance with any financial reporting requirements under the federal securities laws, (ii) an error, miscalculation or omission, or (iii) the commission of an act of fraud or other misconduct, including dishonesty, unethical conduct or falsification of our records. The recoupment period is the three-year period commencing from the date of the financial statement required to be restated; and if more than one financial statement is required to be restated, the date of the earliest dated financial statement. The amount of incentive compensation subject to recoupment is the amount received that exceeds the amount that otherwise would have been received had it been determined based on the accounting restatement, and is computed without regard to any taxes paid. We are prohibited under the policy from indemnifying or agreeing to indemnify any executive officer from the loss of any erroneously awarded incentive compensation.

Our clawback policy is a “no-fault” policy and applies even if the executive officer did not engage in any misconduct and even if the executive officer had no responsibility for the financial statement errors, miscalculations, omissions or other reasons requiring restatement.

Our Compensation Committee will reevaluate and, if necessary, revise our clawback policy to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act once the rules implementing the clawback requirements have been finalized by the Securities and Exchange Commission.

Outstanding Equity Awards at Fiscal Year-End – 2020

The following table sets forth information about outstanding equity awards held by our named executive officers as of December 31, 2020.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested($)(2)
Michael D. Kandris	31,746	(3)	$3.74	6/24/2023	16,154	(4)	$87,716
					28,750	(5)	$156,113
					250,000	(6)	$1,357,500

Neil M. Koehler	3,750	(7)	$12.90	8/1/2021
	113,379	(8)	$3.74	6/24/2023

Bryon T. McGregor	1,715	(9)	$12.90	8/1/2021	16,154	(4)	$87,716
	31,746	(3)	$3.74	6/24/2023	28,750	(5)	$156,113
					85,515	(6)	$464,346

Christopher W. Wright	1,715	(9)	$12.90	8/1/2021	16,154	(4)	$87,716
					28,750	(5)	$156,113
					85,515	(6)	$464,346

(1)	The stock awards reported in the above table represent shares of restricted stock and stock options granted under our 2006 Stock Incentive Plan or 2016 Stock Incentive Plan.
(2)	Represents the fair market value per share of our common stock of $5.43 on December 31, 2020, the last business day of the most recently completed fiscal year, multiplied by the number of shares that had not vested as of that date.
(3)	Represents shares underlying a stock option granted on June 24, 2013. The option vested as to 33%, 33% and 34% of the 31,746 shares underlying the option on April 1, 2014, 2015 and 2016, respectively.
(4)	Represents shares granted on June 14, 2018. The grant vested on April 1, 2021.
(5)	Represents shares granted on April 22, 2019. The grant vested on April 1, 2021.
(6)	Represents shares granted on July 13, 2020. The grant vested as to 50% of the shares on April 1, 2021 and vests as to 50% of the shares on April 1, 2022.
(7)	Represents shares underlying a stock option granted on August 1, 2011. The option vested as to 1/3rd of the 3,750 shares underlying the option on each of April 1, 2012, 2013 and 2014.
(8)	Represents shares underlying a stock option granted on June 24, 2013. The option vested as to 33%, 33% and 34% of the 113,379 shares underlying the option on April 1, 2014, 2015 and 2016, respectively.
(9)	Represents shares underlying a stock option granted on August 1, 2011. The option vested as to 1/3rd of the 1,715 shares underlying the option on each of April 1, 2012, 2013 and 2014.

Certain Relationships and Related Transactions

Policies and Procedures for Approval of Related Party Transactions

Our Board has the responsibility to review and discuss with management and approve, and has adopted written policies and procedures relating to approval or ratification of, interested transactions with related parties. During this process, the material facts as to the related party’s interest in a transaction are disclosed to all members of our Board or the members of an appropriate independent committee of our Board. Under our written policies and procedures, the Board, or an appropriate independent committee of our Board, is to review each interested transaction with a related party that requires approval and either approve or disapprove of the entry into the interested transaction. An interested transaction is any transaction in which we are a participant and in which any related party has or will have a direct or indirect interest. Transactions that are in the ordinary course of business and would not require either disclosure required by Item 404(a) of Regulation S-K under the Securities Act or approval of the Board or an independent committee of the Board as required by applicable Nasdaq rules would not be deemed interested transactions. No director may participate in any approval of an interested transaction with respect to which he or she is a related party. Our Board intends to approve only those related party transactions that are in the best interests of Alto Ingredients and our stockholders.

Other than as described below or elsewhere in this Proxy Statement, since January 1, 2019, there has not been a transaction or series of related transactions to which Alto Ingredients was or is a party involving an amount in excess of $120,000 and in which any director, executive officer, holder of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest. All of the below transactions were separately ratified and/or approved by our Board or an appropriate independent committee of our Board.

Certain Relationships and Related Transactions

Miscellaneous

We are or have been a party to employment and compensation arrangements with related parties, as more particularly described above in “Executive Compensation and Related Information”. In addition, we have entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements and our certificate of incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Michael D. Kandris

Restricted Stock Grants

On March 23, 2021, we granted 123,239 shares of our restricted common stock to Mr. Kandris in consideration of services to be provided. The value of the common stock was determined to be $707,392. The shares vest 33% on April 1, 2022, 33% on April 1, 2023 and 34% on April 1, 2024.

On July 13, 2020, we granted 250,000 shares of our restricted common stock to Mr. Kandris in consideration of services to be provided. The value of the common stock was determined to be $181,025. The shares vested 50% on April 1, 2021 and vest 50% on April 1, 2022.

On April 22, 2019, we granted 57,500 shares of our restricted common stock to Mr. Kandris in consideration of services to be provided. The value of the common stock was determined to be $64,400. The shares vested 50% on each of April 1, 2020 and April 1, 2021.

Bryon T. McGregor

Restricted Stock Grants

On March 23, 2021, we granted 44,014 shares of our restricted common stock to Mr. McGregor in consideration of services to be provided. The value of the common stock was determined to be $252,640. The shares vest 33% on April 1, 2022, 33% on April 1, 2023 and 34% on April 1, 2024.

On July 13, 2020, we granted 85,515 shares of our restricted common stock to Mr. McGregor in consideration of services to be provided. The value of the common stock was determined to be $61,921. The shares vested 50% on April 1, 2021 and vest 50% on April 1, 2022.

On April 22, 2019, we granted 57,500 shares of our restricted common stock to Mr. McGregor in consideration of services to be provided. The value of the common stock was determined to be $64,400. The shares vested 50% on each of April 1, 2020 and April 1, 2021.

Christopher W. Wright

Restricted Stock Grants

On March 23, 2021, we granted 37,852 shares of our restricted common stock to Mr. Wright in consideration of services to be provided. The value of the common stock was determined to be $217,270. The shares vest 33% on April 1, 2022, 33% on April 1, 2023 and 34% on April 1, 2024.

On July 13, 2020, we granted 85,515 shares of our restricted common stock to Mr. Wright in consideration of services to be provided. The value of the common stock was determined to be $61,921. The shares vested 50% on April 1, 2021 and vest 50% on April 1, 2022.

On April 22, 2019, we granted 57,500 shares of our restricted common stock to Mr. Wright in consideration of services to be provided. The value of the common stock was determined to be $64,400. The shares vested 50% on each of April 1, 2020 and April 1, 2021.

James R. Sneed

James R. Sneed is employed by us as Vice President and Chief Commercial Officer. Mr. Sneed’s annual base salary is $309,000 as of December 6, 2020, was $300,000 as of June 23, 2019 and was $260,504 prior to that date for the balance of 2019.

Restricted Stock Grants

On March 23, 2021, we granted 33,450 shares of our restricted common stock to Mr. Sneed in consideration of services to be provided. The value of the common stock was determined to be $192,003. The shares vest 33% on April 1, 2022, 33% on April 1, 2023 and 34% on April 1, 2024.

On July 13, 2020, we granted 85,515 shares of our restricted common stock to Mr. Sneed in consideration of services to be provided. The value of the common stock was determined to be $61,921. The shares vested 50% on April 1, 2021 and vest 50% on April 1, 2022.

On October 10, 2019, we granted 11,896 shares of our restricted common stock to Mr. Sneed in consideration of services to be provided. The value of the common stock was determined to be $6,543. The shares vested 50% on each of April 1, 2020 and April 1, 2021.

On April 22, 2019, we granted 42,000 shares of our restricted common stock to Mr. Sneed in consideration of services to be provided. The value of the common stock was determined to be $47,040. The shares vested 50% on each of April 1, 2020 and April 1, 2021.

William L. Jones

On May 20, 2008, we sold to William L. Jones, who is our Chairman of the Board and one of our directors, 12,820 shares of our Series B Preferred Stock, all of which were initially convertible into an aggregate of 366 shares of our common stock based on an initial preferred-to-common conversion ratio of approximately 1-for-0.03, and warrants to purchase an aggregate of 184 shares of our common stock at a split-adjusted exercise price of $735 per share, for an aggregate purchase price of $250,000. As a result of various anti-dilution adjustments, the preferred-to-common conversion ratio of the Series B Preferred Stock has increased to approximately 1-for-1.04.

On December 19, 2019, certain holders of our outstanding Series B Preferred Stock, including Mr. Jones, agreed to waive any and all of their respective rights and remedies against us with respect to any unpaid quarterly cumulative dividends on our Series B Preferred Stock until we pay in full all of our obligations under our senior secured notes or upon certain events of default, whichever is earlier.

For the year ended December 31, 2019, we accrued and paid cash dividends in the amount of $13,089 in respect of shares of Series B Preferred Stock held by Mr. Jones.

As of March 31, 2021, an aggregate of $26,273 of dividends in respect of shares of Series B Preferred Stock held by Mr. Jones were accrued and unpaid.

Restricted Stock Grants

On December 10, 2020, we granted 26,152 shares of our restricted common stock to Mr. Jones in consideration of services to be provided. The value of the common stock was determined to be $157,174. The shares vest on the earlier of December 1, 2021 or the date of our next annual meeting of stockholders.

On November 18, 2019, we granted 47,500 shares of our restricted common stock to Mr. Jones in consideration of services to be provided. The value of the common stock was determined to be $25,175. The shares vested on July 1, 2020.

Terry L. Stone, John L. Prince and Douglas L. Kieta

Restricted Stock Grants

On December 10, 2020, we granted 19,504 shares of our restricted common stock to certain of our non-employee directors in consideration of services to be provided. The value of the common stock granted to each of Messrs. Stone, Prince and Kieta was determined to be $117,219. The shares vest on the earlier of December 1, 2021 or the date of our next annual meeting of stockholders.

On November 18, 2019, we granted 31,666 shares of our restricted common stock to certain of our non-employee directors in consideration of services to be provided. The value of the common stock granted to each of Messrs. Stone, Prince and Kieta was determined to be $16,783. The shares vested on July 1, 2020.

Gilbert E. Nathan

Restricted Stock Grants

On December 10, 2020, we granted 28,710 shares of our restricted common stock to Gilbert E. Nathan, one of our non-employee directors, in consideration of services to be provided. The value of the common stock granted to Mr. Nathan was determined to be $172,547. The shares vest on the earlier of December 1, 2021 or the date of our next annual meeting of stockholders.

On November 18, 2019, we granted 31,666 shares of our restricted common stock to Mr. Nathan in consideration of services to be provided. The value of the common stock granted to Mr. Nathan was determined to be $16,783. The shares vested on July 1, 2020.

Consulting Agreement

On November 10, 2015, we entered into a Consulting Agreement with Mr. Nathan for the provision of strategic consulting services. Mr. Nathan was compensated at a rate of $50,000 per year under this arrangement during 2018 and through November 6, 2019. Mr. Nathan became one of our directors on November 7, 2019.

Dianne S. Nury

Restricted Stock Grants

On December 10, 2020, we granted 19,504 shares of our restricted common stock to Dianne S. Nury, one of our non-employee directors, in consideration of services to be provided. The value of the common stock granted to Ms. Nury was determined to be $117,219. The shares vest on the earlier of December 1, 2021 or the date of our next annual meeting of stockholders.

On November 18, 2019, we granted 31,666 shares of our restricted common stock to Ms. Nury in consideration of services to be provided. The value of the common stock granted to Ms. Nury was determined to be $16,783. The shares vested on July 1, 2020.

Consulting Agreement

On August 8, 2018, we entered into a Consulting Agreement with Ms. Nury for the provision of strategic consulting services. Ms. Nury was compensated at a rate of $50,000 per year under this arrangement during 2018 and through November 6, 2019. Ms. Nury became one of our directors on November 7, 2019.

Larry D. Layne

Restricted Stock Grants

On November 18, 2019, we granted 31,666 shares of our restricted common stock to Larry D. Layne, one of our former directors, in consideration of services to be provided. The value of the common stock granted to Mr. Layne was $16,783. Mr. Layne returned the shares to us upon his retirement on March 10, 2020.

Director Fees

For 2019, we paid Mr. Layne director fees totaling $75,000 for his service on our Board and its committees.

Lyles United, LLC

On March 27, 2008, we sold to Lyles United, LLC an aggregate of 2,051,282 shares of our Series B Preferred Stock, all of which were initially convertible into an aggregate of 58,608 shares of our common stock based on an initial preferred-to-common conversion ratio of approximately 1-for-0.03, and warrants to purchase an aggregate of 29,304 shares of our common stock at a split-adjusted exercise price of $735 per share, for an aggregate purchase price of $40,000,000. As a result of various anti-dilution adjustments, the preferred-to-common conversion ratio of the Series B Preferred Stock has increased to approximately 1-for-1.04

On December 19, 2019, Lyles United, LLC agreed to waive any and all of its rights and remedies against us with respect to any unpaid quarterly cumulative dividends on our Series B Preferred Stock until we pay in full all of our obligations under the our senior secured notes, upon certain events of default, or December 19, 2021, whichever is earliest.

For the year ended December 31, 2019, we accrued and paid cash dividends in the amount of $523,561 in respect of shares of Series B Preferred Stock held by Lyles United, LLC.

As of March 31, 2021, an aggregate of $1,050,958 of dividends in respect of shares of Series B Preferred Stock held by Lyles United were accrued and unpaid.

SCF Investments LLC and the Greinke Trust

The Greinke Personal Living Trust Dated April 20, 1999 (the “Greinke Trust”) acquired shares of Series B Preferred Stock from Lyles United, LLC in December 2009. SCF Investments LLC acquired shares of Series B Preferred Stock from the Greinke Trust in January 2021. The preferred-to-common conversion ratio of the Series B Preferred Stock is approximately 1-for-1.04

On December 19, 2019, certain holders of our outstanding Series B Preferred Stock, including the Greinke Trust, agreed to waive any and all of their respective rights and remedies against us with respect to any unpaid quarterly cumulative dividends on our Series B Preferred Stock until we pay in full all of our obligations under our senior secured notes or upon certain events of default, whichever is earlier. SCF Investments LLC is bound by this agreement.

For the year ended December 31, 2019, we accrued and paid cash dividends in the amount of $86,964 in respect of shares of Series B Preferred Stock held by the Greinke Trust.

As of March 31, 2021, an aggregate of $174,565 of dividends in respect of shares of Series B Preferred Stock held by SCF Investments LLC were accrued and unpaid.

Neil M. Koehler

Series B Preferred Stock

On May 20, 2008, we sold to Neil M. Koehler, our former Chief Executive Officer and President, and one of our former directors, 256,410 shares of our Series B Preferred Stock, all of which were initially convertible into an aggregate of 7,326 shares of our common stock based on an initial preferred-to-common stock conversion ratio of approximately 1-for-0.03, and warrants to purchase an aggregate of 3,663 shares of our common stock at a split-adjusted exercise price of $735 per share, for an aggregate purchase price of $5,000,000. As a result of various anti-dilution adjustments, the preferred-to-common conversion ratio of the Series B Preferred Stock has increased to approximately 1-for-1.04.

On December 19, 2019, certain holders of our outstanding Series B Preferred Stock, including Mr. Koehler, agreed to waive any and all of their respective rights and remedies against us with respect to any unpaid quarterly cumulative dividends on our Series B Preferred Stock until we pay in full all of our obligations under our senior secured notes or upon certain events of default, whichever is earlier.

For the year ended December 31, 2019, we accrued and paid cash dividends in the amount of $261,781 in respect of shares of Series B Preferred Stock held by Mr. Koehler.

As of March 31, 2021, an aggregate of $525,479 of dividends in respect of shares of Series B Preferred Stock held by Mr. Koehler were accrued and unpaid.

Restricted Stock Grants

On April 22, 2019, we granted 167,000 shares of our restricted common stock to Mr. Koehler in consideration of services to be provided. The value of the common stock was determined to be $187,040. The shares vested 50% on April 1, 2020 and vested 50% on Mr. Koehler’s retirement on September 30, 2020.

Paul P. Koehler

Paul P. Koehler, a brother of Neil M. Koehler, was employed by us as our Vice President of Commodities and Corporate Development. Mr. Koehler’s base salary rate was $252,916 per year at the end of 2017 and was increased to $260,504 per year effective April 15, 2018. In addition, Mr. Koehler received compensation of $9,180 for 2019 in perquisites or personal benefits relating to payment or reimbursement of commuting expenses from Mr. Koehler’s home to our offices in Sacramento, California, and housing and other living expenses.

Series B Preferred Stock

On May 20, 2008, we sold to Mr. Koehler 12,820 shares of our Series B Preferred Stock, all of which were initially convertible into an aggregate of 366 shares of our common stock based on an initial preferred-to-common conversion ratio of approximately 1-for-0.03, and warrants to purchase an aggregate of 184 shares of our common stock at a split-adjusted exercise price of $735 per share, for an aggregate purchase price of $250,000. As a result of various anti-dilution adjustments, the preferred-to-common conversion ratio of the Series B Preferred Stock has increased to approximately 1-for-1.04.

On December 19, 2019, certain holders of our outstanding Series B Preferred Stock, including Mr. Koehler, agreed to waive any and all of their respective rights and remedies against us with respect to any unpaid quarterly cumulative dividends on our Series B Preferred Stock until we pay in full all of our obligations under our senior secured notes or upon certain events of default, whichever is earlier.

For the year ended December 31, 2019, we accrued and paid cash dividends in the amount of $13,089 in respect of shares of Series B Preferred Stock held by Mr. Koehler.

As of March 31, 2021, an aggregate of $26,273 of dividends in respect of shares of Series B Preferred Stock held by Mr. Koehler were accrued and unpaid.

Restricted Stock Grants

On July 13, 2020, we granted 62,500 shares of our restricted common stock to Mr. Koehler in consideration of services to be provided. The value of the common stock was determined to be $45,256. The shares vested at the end of Mr. Koehler’s employment on February 8, 2021.

On April 22, 2019, we granted 42,000 shares of our restricted common stock to Mr. Koehler in consideration of services to be provided. The value of the common stock was determined to be $47,040. The shares vested 50% on April 1, 2020. Of the 21,000 share balance 1,556 shares vested at the end of Mr. Koehler’s employment on February 8, 2021 and all remaining shares were forfeited.

Thomas D. Koehler

Series B Preferred Stock

On May 20, 2008, we sold to Thomas D. Koehler, a brother of Neil M. Koehler, 12,820 shares of our Series B Preferred Stock, all of which were initially convertible into an aggregate of 366 shares of our common stock based on an initial preferred-to-common conversion ratio of approximately 1-for-0.03, and warrants to purchase an aggregate of 184 shares of our common stock at a split-adjusted exercise price of $735 per share, for an aggregate purchase price of $250,000. As a result of various anti-dilution adjustments, the preferred-to-common conversion ratio of the Series B Preferred Stock has increased to approximately 1-for-1.04.

On December 19, 2019, certain holders of our outstanding Series B Preferred Stock, including Mr. Koehler, agreed to waive any and all of their respective rights and remedies against us with respect to any unpaid quarterly cumulative dividends on our Series B Preferred Stock until we pay in full all of our obligations under our senior secured notes or upon certain events of default, whichever is earlier.

For the year ended December 31, 2019, we accrued and paid cash dividends in the amount of $13,089 in respect of shares of Series B Preferred Stock held by Mr. Koehler.

As of March 31, 2021, an aggregate of $26,273 of dividends in respect of shares of Series B Preferred Stock held by Mr. Koehler were accrued and unpaid.

Independent Contractor Services Agreement

On April 1, 2008, we entered into an Independent Contractor Services Agreement with Mr. Koehler for the provision of strategic consulting services, including in connection with promoting our company, and ethanol as a fuel additive and transportation fuel, with governmental agencies. Mr. Koehler was compensated at a rate of $7,500 per month under this arrangement through March 31, 2020 and during 2019.

Other Information

Stockholder Proposals

Pursuant to Rule 14a–8 under the Exchange Act, proposals by stockholders that are intended for inclusion in our Proxy Statement and proxy card and to be presented at our next annual meeting must be received by us no later than January 4, 2022 in order to be considered for inclusion in our proxy materials relating to our next annual meeting. Such proposals shall be addressed to our corporate Secretary at Alto Ingredients, Inc., 1300 South Second Street, Pekin, Illinois 61554 and may be included in next year’s annual meeting proxy materials if they comply with rules and regulations of the Securities and Exchange Commission governing stockholder proposals.

Stockholder nominations of persons for election to our Board, or proposals by stockholders that are not intended for inclusion in our proxy materials, may be made by any stockholder who timely and completely complies with the notice procedures contained in our bylaws, was a stockholder of record at the time of giving of notice and is entitled to vote at the meeting, so long as the proposal is a proper matter for stockholder action and the stockholder otherwise complies with the provisions of our bylaws and applicable law. However, stockholder nominations of persons for election to our Board at a special meeting may only be made if our Board has determined that directors are to be elected at the special meeting.

To be timely, stockholder nominations of persons for election to our Board, or proposals not intended for inclusion in our proxy materials, must be delivered to our Secretary at our Pekin, Illinois corporate headquarters not later than:

•	In the case of an annual meeting, the close of business on March 20, 2022. However, if the date of the meeting has changed more than 30 days from the date of the prior year’s meeting, then in order for the stockholder’s notice to be timely it must be delivered to our corporate Secretary a reasonable time before we mail our proxy materials for the current year’s meeting. For purposes of the preceding sentence, a “reasonable time” coincides with any adjusted deadline we publicly announce.

•	In the case of a special meeting, the close of business on the 7th day following the day on which we first publicly announce the date of the special meeting.

Except as otherwise provided by law, if the chairperson of the meeting determines that a nomination or any business proposed to be brought before a meeting was not made or proposed in accordance with the procedures set forth in our bylaws and summarized above, the chairperson may prohibit the nomination or proposal from being presented at the meeting.

Available Information

We are subject to the informational requirements of the Exchange Act. In accordance with the Exchange Act, we file reports, proxy statements and other information with the Securities and Exchange Commission. These materials can be inspected and copied at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Our common stock trades on The Nasdaq Capital Market under the symbol “ALTO.”

Annual Report

A copy of our Annual Report on Form 10-K for the year ended December 31, 2020 has been provided or made available concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not deemed to be a part of our proxy solicitation materials. Copies of our Annual Report on Form 10-K (without exhibits) for the year ended December 31, 2020 will be furnished by first class mail, without charge, to any person from whom the accompanying proxy is solicited upon written or oral request to Alto Ingredients, Inc., 1300 South Second Street, Pekin, Illinois 61554, Attention: Investor Relations, telephone (916) 403-2123. If exhibit copies are requested, a copying charge of $0.20 per page applies. In addition, all of our public filings, including our Annual Report, can be found free of charge on the website of the Securities and Exchange Commission at http://www.sec.gov.

ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

Forward-Looking Statements

All statements included or incorporated by reference in this Proxy Statement other than statements or characterizations of historical fact, are forward-looking statements, within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Important risk factors that could contribute to such differences are discussed in our Annual Report on Form 10-K for the year ended December 31, 2020, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other Securities and Exchange Commission filings. The forward-looking statements in this Proxy Statement speak only as of this date. We undertake no obligation to revise or update publicly any forward-looking statement for any reason, except as required by law.